UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 28, 2019
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	OPGN	Nasdaq Capital Market
Common Warrants	OPGNW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 19, 2019, OpGen, Inc. (the “Company”), received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it failed to comply with Nasdaq’s Marketplace Rule 5550(b)(1) because the Company’s stockholders’ equity as of June 30, 2019 fell below the required minimum of $2,500,000 and, as of August 19, 2019, the Company did not meet the alternative compliance standards of market value of listed securities or net income from continuing operations for continued listing. In accordance with Nasdaq’s listing requirements, the Company had 45 calendar days to submit a plan to regain compliance. The Company’s compliance plan was filed on October 3, 2019.

On October 28, 2019, the Company completed its previously announced public offering (the “Offering”) of (i) 2,590,170 units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.01 per share (“Common Stock”), and one common warrant to purchase one share of Common Stock, at an offering price per Unit of $2.00, and (ii) 2,109,830 pre-funded units (“Pre-Funded Units”), each consisting of one pre-funded warrant to purchase one share of Common Stock and one common warrant to purchase one share of Common Stock, at an offering price of $1.99 per Pre-Funded Unit, in lieu of issuing Units to such investors. As of the date of this Form 8-K, all pre-funded warrants have been exercised and the Common Stock issued. A registration statement on Form S-1 relating to the Offering (File No. 333-233775) was declared effective by the Securities and Exchange Commission on October 23, 2019. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The Company issued a press release on October 28, 2019 regarding the completion of the Offering. A copy of the press release is Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

The net proceeds of the Offering to the Company were approximately $8.3 million, after deducting underwriting discounts and commissions and the payment of other estimated offering expenses associated with the Offering that are payable by the Company.

The Company believes, as of the date of this Current Report on Form 8-K, that as of October 28, 2019, the Company has regained compliance with the continued listing requirement of stockholders’ equity above $2,500,000 under Nasdaq’s Marketplace Rule 5550(b)(1). Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement for continued listing and, if at the time of its Annual Report on Form 10-K for the period ending December 31, 2019, the Company does not evidence continued compliance with the requirement, the Company’s common stock may be subject to delisting.

Item 9.01 – Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued October 28, 2019 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on October 28, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 31, 2019	OpGen, Inc.

	By:	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer